SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 21, 2008

 AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Sale of Unregistered Securities

On July 21, 2008, the Company entered into a Second Amendment (the “Amendment”) to the Securities Purchase Agreement dated April 17, 2007  (the “Agreement”) with Satellite Fund II, L.P., Satellite Fund IV, L.P., The Apogee Fund, LLC, and Satellite Fund V, LLC (collectively, the "Note Purchasers"), which Amendment reduced the maximum amount of 16% Senior Subordinated Notes, due December 30, 2011 ("Subordinated Notes") to be issued under the Agreement from $28 million to $14 million and reduced the number of shares of the Company’s Common Stock issuable upon exercise of the Warrants issued to the Note Purchasers under the Agreement from 171,473 to 81,224.   The Amendment also provides for the refund to the Company of certain fees paid to the Note Purchasers at the initial closing of the Agreement, as well as a portion of the Unused Commitment Fees paid to the Note Purchasers through June 30, 2008.  Finally, the Amendment revises certain prepayment provisions of the Agreement.  The foregoing description is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Pursuant to the Amendment, on July 21, 2008, the Company issued Subordinated Notes in an aggregate principal amount of $4 million to the Note Purchasers and issued amended and restated Warrants to purchase an aggregate of 81,224 shares of the Company’s Common Stock to the Note Purchasers in exchange for the originally issued Warrants.  The aggregate consideration received by the Company for the issuance of such Subordinated Notes and amended and restated Warrants was $3,960,000 cash.  The issuances of the Subordinated Notes and amended and restated Warrants were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder, based upon, among other things, the sophistication of and limited number of Note Purchasers and their ability to bear the potential loss of the entire investment, the information regarding the Company provided to or available to the Note Purchasers, the private manner of offering and the resale limitations applicable to the Subordinated Notes and amended and restated Warrants.  The exercise price of the amended and restated Warrants is $8.75 per share, subject to weighted-average adjustment in the event of certain dilutive issuances by the Company and subject to proportionate adjustment in the event of stock splits, combinations, dividends, recapitalizations and the like.  The amended and restated Warrants are exercisable during the four-year period commencing upon the earlier to occur of December 30, 2011, a change in control of the Company or the occurrence of certain events under the Company’s stockholder rights plan relating to its authorized Series A Preferred Stock.

Item 9.01 Exhibit and Financial Statements

The following Exhibits are being furnished with this Form 8-K:

Exhibit 10.1 Form of Second Amendment to Securities Purchase Agreement
Exhibit 10.2 Annex A to the Second Amendment to the Securities Purchase Agreement - Maximum Debt to Value Ratios and Maximum Balances
Exhibit 10.3 Annex D to the Second Amendment to the Securities Purchase Ageement - Form of Subordinated Note
Exhibit 10.4 Annex E to the Second Amendment to the Securities Purchase Agreement - Form of Amended and Restated Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 23, 2008

AEROCENTURY CORP

By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer